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                            [SASM&F LLP Letterhead]

                                                                     EXHIBIT 5.1

                                                                February 7, 1997

Baxter International Inc.
c/o Baxter Healthcare Corporation
17221 Red Hill Avenue
Irvine, California 92614

       Re: Baxter International Inc.

           Registration on Form S-4

Ladies and Gentlemen:

    We have acted as special counsel to Baxter International Inc., a Delaware corporation ("Baxter"), in connection with the offering by Baxter of up to 5,641,649 shares (the "Baxter Shares") of Common Stock, par value $1 per share, of Baxter (the "Baxter Common Stock"), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of December 3, 1996, as amended and restated on February 7, 1997, (the "Merger Agreement"), by and among Baxter, Baxter CVG Services III, Inc., a Utah corporation and a wholly owned subsidiary of Baxter, and Research Medical, Inc., a Utah corporation ("RMI").

    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration
Statement on Form S-4 (File No. 333-      ) as filed with the Securities and
Exchange Commission (the "Commission") on February 7, 1997 under the Act, (such Registration Statement being hereinafter referred to as the "Registration Statement"); (ii) the Merger Agreement, filed as an exhibit to the Registration Statement; (iii) a specimen certificate representing the Baxter Common Stock;
(iv) the Restated Certificate of Incorporation of Baxter, as presently in effect; (v) the By-Laws of Baxter, as presently in effect; and (vi) certain resolutions of the Board of Directors of Baxter relating to the transactions contemplated by the Merger Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Baxter and such agreements, certificates of public officials, certificates of officers or other representatives of Baxter and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than Baxter, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Baxter and others.

    We do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.
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Baxter International Inc.

February 7, 1997

Page 2

    Based upon and subject to the foregoing, we are of the opinion that when (i) the Merger becomes effective under applicable law; and (ii) certificates representing the Baxter Shares in the form of the specimen certificates examined by us have been properly signed by an authorized officer of the transfer agent and registrar for the Baxter Common Stock and registered by such transfer agent and registrar in the names of the shareholders of RMI, and delivered to the Exchange Agent (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement, the issuance and sale of the Baxter Shares will have been duly authorized, and the Baxter Shares will be validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                               Very truly yours,

                               /s/SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP